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PROXY                                                                      PROXY
                            NIPSCO Industries, Inc.

          This Proxy is Solicited on Behalf of the Board of Directors for The Annual Meeting of Shareholders, April 14, 1999

The undersigned hereby appoints Gary L. Neale and Stephen P. Adik, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent and vote the shares of the undersigned at the Annual Meeting of Shareholders of the Company, to be held at the Century Center, 120 South Saint Joseph Street, South Bend, Indiana, on Wednesday, April 14, 1999, at 10 a.m., EST, and at any adjournment or adjournments thereof.

Unless otherwise marked, this proxy will be voted "FOR" the nominees listed in Proposal 1 and "FOR" Proposals 2, 3 and 4.

The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies heretofore given. The undersigned shareholder may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)
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                            NIPSCO INDUSTRIES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. []


1. To elect three directors to serve on the Board of Directors, each for a three-year term and until their respective successors are elected and qualified.

   Nominees: Ian M. Rolland, John W. Thompson and Roger A. Young

   For [_]   Withheld [_]    For All Except [_]


2. To approve the Amended and Restated 1994 Incentive Plan.

   For [_]   Against [_]    Abstain [_]


3. To approve the Amended and Restated 1988 Incentive Plan.

   For [_]   Against [_]    Abstain [_]


4. To amend Article 1 of the Company's Articles of Incorporation to change the name of the Company to NiSource Inc.

   For [_]   Against [_]    Abstain [_]


INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


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If you plan to attend the annual meeting in person, please indicate below the number of shareholder(s) attending: ____________________________________________


                                       Dated: ____________________________, 1999


                                      Signature(s) ____________________________


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Please sign exactly as your name appears hereon. Joint owners should each sign.
Where applicable, indicate your official position or representative capacity.